For Immediate Release
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                         ATMI APPOINTS NEW BOARD MEMBER

      DANBURY, CT -- December 19, 2005 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of materials and materials packaging to the world's leading semiconductor manufacturers, today announced the appointment of Frederick C. Flynn, Jr. to its Board of Directors.

      Gene Banucci, Chairman of the Board of ATMI, said, "Fred's extensive financial management experience with technology-based companies, spanning small, fast-growing businesses to large global corporations, fits well with our needs, particularly considering ATMI's exciting global growth potential."

      Mr. Flynn most recently served as Senior Vice President-Finance & Administration, Chief Financial Officer, and as a member of the Board of Directors of CUNO Incorporated, having been appointed to these positions in 1999. He recently retired from CUNO following the acquisition of CUNO by 3M Company in August 2005. Before joining CUNO, he was Senior Vice President and Chief Financial Officer of GE Capital Information Technology Solutions (1997-1998), Senior Vice President and Chief Financial Officer of National Medical Care, Inc. (1995-1996) and spent sixteen years with United Technologies Corporation in a variety of senior financial management positions, including the role of Vice President-Treasurer (1989-1995).

      Mr. Flynn received his B.S. degree in Economics from Boston College in 1972, and earned an M.B.A. degree in Finance from the University of Connecticut in 1975.


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ATMI Appoints New Board Member -- Page 2

      ATMI provides specialty materials and materials packaging to the worldwide semiconductor industry. As the Source of Semiconductor Process Efficiency, ATMI helps customers improve wafer yields and lower operating costs. For more information, please visit atmi.com.
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Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2005 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

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For more information contact:
      Dean Hamilton
      ATMI Investor Relations & Corporate Communications
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com
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